UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 23, 2014
(Date of earliest event reported)

GOLDRICH MINING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412
_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211
Spokane, Washington  99223
(Address of principal executive offices, including zip code)

(509) 535-7367
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 23, 2014, the Registrant closed a private placement of its Series B Convertible Preferred Stock, no par value (“Series B Stock”) and warrants to purchase shares of common stock of the Registrant (“Warrants”). The Registrant issued an aggregate amount of 200 shares of Series B Stock at a price per share of $1,000, for aggregate proceeds of $200,000, and in connection therewith, 2,857,142 Warrants exercisable at a price of $0.10 per share of common stock of the Registrant (“Common Stock”) for a period of 5 years from the date of issuance. If at any time following the initial Warrant issue date the volume weighted average of the Common Stock on the Common Stocks’ Principal Market in the United States or Canada exceeds $0.42 (the “Accelerated Expiration Price”) for a period of twenty consecutive trading dates, then on the date that is the 20th consecutive trading date (the “Acceleration Trigger Date”), the Registrant may, in its sole discretion, accelerate the Expiration Date of the Warrants, in whole or in part, by giving written notice to the holder within 10 business days of the occurrence thereof and in such case the Warrant, in whole or in part, will expire on the 20th business day after the date on which such notice is given by the Registrant to the holder of the Acceleration Trigger Date. The Registrant issued Series B Stock and the Warrants to one accredited investor relying on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D of the Securities Act in reliance upon representations from the investor. The Series B Stock is convertible into Common Stock, under the terms described in Item 5.03 below.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures made in Items 3.02 and 5.03 are incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation

On January 23, 2014, the Registrant’s Statement of Designation of Shares of Series B Preferred Stock (“Statement of Designation”) and resolution creating and authorizing the designation of 300 shares of Series B Stock, were filed with the Alaska Division of Corporations, Business and Professional Licensing (the “Division”). The Registrant’s board of directors approved the resolution pursuant to Sections 308 and 315 of the Alaska Corporations Code (the “Code”) and Article Four of the Company’s articles of incorporation and the Registrant filed the Statement of Designation with the Division pursuant to Section 320 of the Code. Upon filing of the Statement of Designation, the Registrant’s resolution amended the Registrant’s articles of incorporation by fixing the following rights, preferences, privileges and restrictions of the Series B Stock, effective as of January 23, 2014.

Par Value

The Series B Stock has no par value.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, each holder of Series B Stock is entitled to be paid out of the assets of the Registrant available for distribution to stockholders, before any amount will be paid or distributed to the holders of Common Stock or any other stock ranking junior to the Series B Stock, an amount in cash equal to $1,000 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of Series B Stock are entitled (the “Series B Liquidation Amount”), payable pari passu with the preference with any other securities ranking equal in liquidation preference. However, if the amounts payable with respect to the Series B Stock are not paid in full, holders of Series B Stock share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment has been made to holders of Series B Stock of the Series B Liquidation Amount, the assets of the Registrant available for distribution to stockholders will be distributed ratably among the holders of Series B Stock (on an as-if-converted basis) and Common Stock

(adjusted appropriately for stock splits, stock dividends and the like).  Holders of the Registrant’s Series A Preferred Stock shall be paid in advance of holders of the Series B Stock on the occurrence of a Liquidation Event.

Voting Rights

Holders of Series B Stock are entitled to vote on all matters upon which holders of Common Stock are entitled to vote and are entitled to a number of votes equal to the number of whole shares of Common Stock into which a holder’s shares of Series B Stock could be converted at the record date for the determination of stockholders entitled to vote on such matter. Except as otherwise provided in the Registrant’s articles of incorporation, by the Alaska Business Corporations Act or the Statement of Designation of Shares of Preferred Stock (“Statement of Designation”), as filed, holders of Series B Stock vote as a single class with the Common Shares on an as-if-converted basis on all matters. No holder of Series B Stock is entitled to pre-emptive voting rights.

Conversion Rights

Shares of Series B Stock may, at the option of the holder, be converted at any time into a number of fully-paid and non-assessable shares of Common Stock as is equal to the product obtained by multiplying the Series B Conversion Rate (as defined below) by the number of shares of Series B Stock being converted (“Voluntary Conversion”). The conversion rate for Series B Stock in effect at any time (the “Series B Conversion Rate”) equals $1,000 divided by the Series B Conversion Price (as defined below). The conversion price for Series B Stock in effect from time to time is $0.07 per share (the “Series B Conversion Price”). The Series B Conversion Price is subject to adjustment in accordance with the provisions of the Statement of Designation.

Item 9.01	Exhibits

Exhibit	Description
3.l	Statement of Designation of Shares of Series B Preferred Stock
4.1	Form of Class L Warrant
99.1	Press Release, January 27, 2014*

* Furnished to, not filed with, the Securities and Exchange Commission pursuant to Items 3.02 and 5.03 above.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)

Dated: January 27, 2014	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.l	Statement of Designation of Shares of Series B Preferred Stock
4.1	Form of Class L Warrant
99.1	Press Release, January 27, 2014*

* Furnished to, not filed with, the Securities and Exchange Commission pursuant to Items 3.02 and 5.03 above.